UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2007

Analogic Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8 Centennial Drive, Peabody, Massachusetts		01960
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-326-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2007, James Green, age 49, accepted the written offer of Analogic Corporation (the "Company") to become President and Chief Executive Officer (principal executive officer) of the Company, with his start date to be May 21, 2007. Mr. Green will also be elected to serve on the Company’s Board of Directors at an upcoming meeting of the Board of Directors.

Subject to the at-will provisions of the letter agreement between the Company and Mr. Green, the initial term of Mr. Green’s employment will be three years, with subsequent one-year renewal terms unless either party gives notice at least ninety days prior to the end of the initial or any renewal term. Mr. Green’s initial annualized base salary will be $450,000.

Beginning in the Company’s fiscal year 2008, which begins on August 1, 2007 ("fiscal 2008"), Mr. Green will be eligible to participate in the Company’s annual bonus program, with an initial target of 65% of his base salary (i.e., $292,500). Mr. Green’s bonus for fiscal 2008 is guaranteed at target (i.e., $292,500). Mr. Green will also be eligible to participate in the Company’s long-term incentive program, which currently consists of stock options and performance-based restricted stock. As soon as practicable after the date of hire, Mr. Green will receive (i) a grant of 5,000 shares of performance-based restricted stock granted as part of the Company’s normal three-year performance cycle beginning as soon as practicable after the start of the next fiscal year and using performance criteria yet to be determined (the "Performance Shares"), (ii) a grant of 15,000 time-based stock options, vesting 25% per year beginning on the second anniversary of the grant date (the "Initial Options"), (iii) a grant of 35,000 time-based stock options, vesting 25% per year beginning on the second anniversary of the grant date (the "Additional Options"), and (iv) a grant of 10,000 shares of time-based restricted stock, vesting 25% per year beginning on the second anniversary of the grant date (the "Time-Based Shares"). If Mr. Green is terminated by the Company without cause within three years after the date of hire, (i) the performance criteria applicable to the Performance Shares will be deemed to have been met and pro-rata Performance Shares shall vest based on his employment period completed to date, (ii) 50% of the outstanding unvested Initial Options will accelerate, (iii) 100% of the outstanding Additional Options will immediately vest and become exercisable, and (iv) vesting will accelerate on 50% of the outstanding unvested Time-Based Shares.

If Mr. Green’s employment is terminated without cause within twenty-four months after a change in control of the Company, Mr. Green will be eligible to receive (i) two times his base salary plus the greater of his target bonus or his average bonus over the preceding three years, (ii) a pro-rata bonus based on the greater of his target bonus or his actual bonus to the extent determinable, for the year of termination, (iii) benefit continuation for twenty-four months, (iv) equity acceleration, and (v) under certain circumstances, a modified gross-up of taxes.

If Mr. Green is terminated without cause and unrelated to a change in control of the Company, Green will be eligible to receive (i) twelve months of salary continuation plus a lump-sum payment equal to his target bonus, and (ii) equity treatment as described in Sections 6 and 7 of the letter agreement between the Company and Mr. Green.

A copy of the letter agreement between the Company and Mr. Green dated April 20, 2007, and accepted and agreed to by Mr. Green on May 1, 2007, is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Since May 2005, Mr. Green has been the Regional Vice President, California Division, of Quest Diagnostics Incorporated ("Quest"), a leading provider of diagnostic testing, information, and services. In such role, Mr. Green has had full regional commercial laboratory profit/loss authority, with direct line leadership responsibility for over 4,500 personnel, including sales, field operations with over 450 patient service centers, logistics, laboratory operations, managed care contracting, billing, and financial controls. From October 2001 to April 2005, Mr. Green was Senior Vice President & General Manager of Computed Tomography ("CT") for Philips Medical Systems ("Philips"), a global leader in the business of developing, manufacturing and marketing CT equipment used in medical imaging applications. In such role, Mr. Green was responsible for restructuring and leading Philips’ CT business. Neither Quest nor Philips is a parent, subsidiary, or other affiliate of the Company.

There is no arrangement or understanding between Mr. Green and any other person pursuant to which Mr. Green was selected as an officer or director of the Company. Mr. Green has no family relationship, disclosure of which is required by Item 401(d) of Regulation S-K. Mr. Green has not been involved in any related-party transaction, disclosure of which is required by Item 404(a) of Regulation S-K.

Bernard M. Gordon

As a result of Mr. Green’s agreement to become the Company’s President and Chief Executive Officer (principal executive officer), Bernard M. Gordon, who as Executive Chairman of the Company is currently serving as the Chairman of the Company’s Board of Directors and the Company’s principal executive officer, will cease to serve as the Company’s principal executive officer effective May 21, 2007.

Edmund F. Becker, Jr.

In connection with the hiring of Mr. Green, Edmund F. Becker, Jr. will cease to serve as the President of the Company effective May 21, 2007.

Item 8.01 Other Events.

On May 7, 2007, the Company issued a press release announcing that the Company’s Board of Directors has selected James Green to be President and Chief Executive Officer of the Company and that Mr. Green will assume his new responsibilities on May 21, 2007. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number Title
10.1 Letter Agreement between Analogic Corporation and James Green dated April 20, 2007, and accepted and agreed to by Mr. Green on May 1, 2007.

99.1 Press Release issued by Analogic Corporation on May 7, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

May 7, 2007	By:	/s/ Alex A. Van Adzin

Name: Alex A. Van Adzin
Title: Vice President, General Counsel, and Corporation Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement between Analogic Corporation and James Green dated April 20, 2007, and accepted and agreed to by Mr. Green on May 1, 2007.
99.1	Press Release issued by Analogic Corporation on May 7, 2007